EXHIBIT 10.1
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT
This First Amendment to Employment Agreement (this "Amendment") is made effective as of July 30, 2015 by and between Forbes Energy Services LLC, a Delaware limited liability company (the "Company"), and John E. Crisp an individual (the “Employee”).
WHEREAS, the parties hereto entered into that certain Employment Agreement effective as of May 1, 2008 (the “Agreement”)
WHEREAS, the parties desire to amend the Agreement in order to clarify the confidentially and non-disclosure obligations of the Employee;
NOW THEREFORE, in consideration of the premises set forth above, the parties hereby agree as follows:

1.	The following language will be added as the last paragraph of Section 11 of the Agreement:

a.
“Notwithstanding anything herein to the contrary, or in any agreement or communication between Employer and Employee, (a) the confidentiality and non-disclosure obligations herein shall not prohibit or restrict Employee from initiating communications directly with, or responding to any inquiry from, or providing testimony before, the SEC, any other governmental agency, any self-regulatory organization or any other state or federal regulatory authority, regarding any possible securities law violations, and (b) Employer shall not enforce or threaten to enforce, any confidentiality agreement or other similar agreement, nor take or threaten to take any other action against Employee for engaging in the types of communications described in (a) above.”

2.	Except to the extent set forth herein, the Agreement shall remain in full force and effect.

3.
This Amendment may be executed in one or more counterparts, and signature pages may be delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective upon its execution by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.
COMPANY:

FORBES ENERGY SERVICES LLC

By:    /s/ L. Melvin Cooper
    L. Melvin Cooper, Chief Financial Officer

EMPLOYEE:

JOHN E. CRISP

By:    /s/ John E. Crisp
    John E. Crisp